Exhibit 99.1

Lyft Announces Fourth Quarter and Full-Year 2023 Results
Full-year Gross Bookings, riders reach all-time highs
Lyft to host first Investor Day in June 2024

SAN FRANCISCO, CA, February 13, 2024 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for the fourth quarter and full-year ended December 31, 2023.

“In 2023, the Lyft team set ambitious goals and the results speak for themselves. We reached the highest level of annual riders in our history, delivered over 700 million rides, and helped drivers take home over $8 billion,” said CEO David Risher. “This year we’ve already launched a new pay standard for drivers and expanded Women+ Connect to over 240 markets – and it’s only February 13th. In 2024, we’ll prove that Lyft’s customer obsession will drive profitable growth.”

“Lyft’s outstanding Q4 performance demonstrates our team’s incredible work to build a solid foundation for profitable growth,” said CFO Erin Brewer. “We’ve entered 2024 with a lot of momentum and a clear focus on operational excellence, which positions the company to drive meaningful margin expansion and our first full-year of positive free cash flow.”

Fourth Quarter 2023 Financial Highlights
•Gross Bookings of $3.7 billion grew 17% year-over-year.
•Revenue of $1.2 billion grew 4% year-over-year.
•Net loss of $26.3 million compares with a net loss $588.1 million in Q4’22. Net loss includes $93.3 million of stock-based compensation and related payroll tax expenses. Net loss as a percentage of Gross Bookings was (0.7%) and compares with (18.4%) in Q4’22.
•Adjusted EBITDA of $66.6 million compares with $(248.3) million in Q4’22. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) was 1.8% and compares with (7.8%) in Q4’22.

Full-Year 2023 Financial Highlights
•Gross Bookings of $13.8 billion grew 14% year-over-year.
•Revenue of $4.4 billion grew 8% year-over-year.
•Net loss of $340.3 million compares with $1.6 billion in full-year 2022 and includes $497.0 million of stock-based compensation and related payroll tax expenses. Net loss as a percentage of Gross Bookings was (2.5%) and compares with (13.1%) in full-year 2022.
•Adjusted EBITDA of $222.4 million compares with $(416.5) million in full-year 2022. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) was 1.6% and compares with (3.5%) in full-year 2022.

Operational Highlights
•Rides of 191 million in Q4: Grew 26% year-over-year, our fourth consecutive quarter of accelerating growth driven by strong rideshare demand. For full-year 2023, Rides were 709 million, up 18% year-over-year.
•Active Riders of 22.4 million in Q4: Grew 10% year-over-year. For full-year 2023, with more than 40 million riders, we had the highest annual ridership in company history.
•On-time pickup promise: Scheduled rides to the airport were covered by our on-time pickup promise in many major markets starting in November. Either your driver would be there within 10 minutes of your scheduled pick-up time, or you’d be compensated up to $100 in Lyft credits. 98% of rides covered by this promise were on-time and scheduled airport drop-offs in Q4 reached an all-time high.
•Women+ Connect: Highly-requested feature that prioritizes matching women and non-binary drivers and riders. The response since the initial launch in September has been outstanding, with 67% of eligible drivers opting in and keeping the feature on 99% of the time. Women+ Connect is one of our highest-rated driver features, with nearly 7 million rides completed to date.

•Lyft Media: Launched in-app video ads in Q4 with strong results in terms of views and click-throughs. Lyft Media revenue in Q4 2023 surpassed the level achieved in all of 2022. We are working closely with partners to create great experiences for customers, tapping into our lifestyle and destination targeting capabilities.
•Helping People Connect: Getting people out of their homes and connecting in-person continues to be core to Lyft’s purpose. Last year, fans flocked to stadiums, with these rides growing by more than 35% year-over-year, driven by high-attendance stadium events including Taylor Swift and Beyoncé concerts, the US Open, and football games.

Q1’24 Outlook:
•Gross Bookings of approximately $3.5 billion to $3.6 billion
•Adjusted EBITDA of $50 million to $55 million and an Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) of approximately 1.4% to 1.5%.

FY’24 Directional Commentary:
•Rides growth in the mid-teens year-over-year.
•Gross Bookings growth that is slightly faster than Rides growth year-over-year.
•Adjusted EBITDA margin expansion (calculated as a percentage of Gross Bookings) of approximately 500 basis points year-over-year.
•Given these factors, along with our plans for slightly lower capital expenditures for 2024 relative to 2023, we anticipate that Lyft will generate positive Free Cash Flow for the full-year for the first time. In terms of the magnitude, we expect that roughly half of Adjusted EBITDA will convert to Free Cash Flow for full-year 2024.

Lyft to Host First Investor Day
Lyft will host an Investor Day on June 6, 2024 in New York City. A live audio webcast and presentation slides will be posted on the day of the event to the Company’s Investor Relations page at https://investor.lyft.com/.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Financial and Operational Results through the Fourth Quarter of 2023

	Three Months Ended			Year Ended December 31,
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	2023	2022
	(in millions, except for percentages)
Active Riders	22.4	22.4	20.4
Rides	190.8	187.4	151.1	709.0	598.5
Gross Bookings	$3,724.3	$3,554.1	$3,191.0	$13,775.2	$12,057.3
Revenue	$1,224.6	$1,157.6	$1,175.0	$4,403.6	$4,095.1
Net loss	$(26.3)	$(12.1)	$(588.1)	$(340.3)	$(1,584.5)
Net loss as a percentage of Gross Bookings	(0.7)%	(0.3)%	(18.4)%	(2.5)%	(13.1)%
Adjusted EBITDA	$66.6	$92.0	$(248.3)	$222.4	$(416.5)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	1.8%	2.6%	(7.8)%	1.6%	(3.5)%
Adjusted Net Income (Loss)	$71.1	$92.3	$(270.8)	$250.7	$(531.4)
Free cash flow	$14.9	$(30.0)	$(66.2)	$(248.1)	$(352.3)
Note: Information on our key metrics and non-GAAP financial measures are also available on our Investor Relations page.

Definitions of Key Metrics
Gross Bookings
Gross Bookings is a key indicator of the scale and impact of our overall platform. Lyft defines Gross Bookings as the total dollar value of transactions invoiced to rideshare riders including any applicable taxes, tolls and fees excluding tips to drivers. It also includes amounts invoiced for other offerings, including but not limited to: Express Drive vehicle rentals, bike and scooter rentals, and amounts recognized for subscriptions, bike and bike station hardware and software sales, media, sponsorships, partnerships, and licensing and data access agreements.
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period. For the definition of Adjusted EBITDA, refer to “Non-GAAP Financial Measures”.
Rides
Rides represent the level of usage of our multimodal platform. Lyft defines Rides as the total number of rides including rideshare and bike and scooter rides completed using our multimodal platform that contribute to our revenue. These include any Rides taken through our Lyft App. If multiple riders take a private rideshare ride, including situations where one party picks up another party on the way to a destination, or splits the bill, we count this as a single rideshare ride. Each unique segment of a Shared Ride is considered a single Ride. For example, if two riders successfully match in Shared Ride mode and both complete their Rides, we count this as two Rides. We have largely shifted away from Shared Rides, and now only offer Shared Rides in limited markets. Lyft includes all Rides taken by riders via our Concierge offering, even though such riders may be excluded from the definition of Active Riders unless the ride is accessible in that rider’s Lyft App.
Active Riders
The number of Active Riders is a key indicator of the scale of our user community. Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and that rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in that rider’s Lyft App.
Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.

About Lyft
Lyft is one of the largest transportation networks in North America, bringing together rideshare, bikes, and scooters all in one app. We are customer-obsessed and driven by our purpose: getting riders out into the world so they can live their lives together, and providing drivers a way to work that gives them control over their time and money.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its X accounts (@lyft and @davidrisher), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, including for the first quarter and full fiscal year 2024, and the trends and assumptions underlying such guidance and outlook, Lyft’s plans and expectations for fiscal year 2024, including statements about new products and features, growth, Lyft’s expectations regarding rideshare market growth and Lyft’s beliefs regarding its future goals. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and impact of the COVID-19 pandemic and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, and in our Annual Report on Form 10-K for the full year 2023 that will be filed with the SEC by February 29, 2024. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) and free cash flow. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period and is considered a key metric. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines free cash flow as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and scooter fleet.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018.

Losses ceded under the Reinsurance Agreement that exceed the combined funds withheld liability balance and collateralized amount established by DARAG for the benefit of PVIC, which was $346.5 million at the execution of the Reinsurance Agreement, but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability is amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves is based on the life-to-date cumulative losses collected and likely extends over periods longer than a quarter. The amount of the deferral is recalculated each period based on loss payments and updated estimates of the portfolio’s total losses. Consequently, cumulative reserve adjustments for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any reserve adjustments and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Therefore, in the event that the net amount of any reserve adjustments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of “Net amount from claims ceded under the Reinsurance Agreement”. As of December 31, 2023, there were no deferred gain related to losses ceded under the Reinsurance Agreement. As of December 31, 2022, we had $2.4 million of deferred gain related to losses ceded under the Reinsurance Agreement which was included within accrued and other current liabilities on the consolidated balance sheets.

During the second quarter of 2022, we completed a transaction which effectively commuted and settled the Reinsurance Agreement. The commutation transaction resulted in a $36.8 million gain recorded to cost of revenue on the condensed consolidated statement of operations. We believe the adjustment to exclude this gain associated with the commutation of the Reinsurance Agreement from Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Adjusted EBITDA and Adjusted Net Income (Loss) amounts. The gain associated with this commutation transaction, which commuted and settled the Reinsurance Agreement, will be excluded from the calculation of Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the "Net amount from claims ceded under the Reinsurance Agreement."

Lyft subleases certain office space and earns sublease income. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

In November 2022 and April 2023, Lyft committed to plans of termination as part of efforts to reduce operating expenses. Lyft believes the costs associated with these restructuring efforts do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted EBITDA and Adjusted Net Income (Loss) amounts.

Lyft uses its non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Free cash flow is a measure used by our management to understand and evaluate our operating performance and trends. We believe free cash flow is a useful indicator of liquidity that provides our management with information about our ability to generate or use cash to enhance the strength of our balance sheet, further invest in our business and pursue potential strategic initiatives. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments and it does not represent the total increase or decrease in our cash balance for a given period. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$558,636	$281,090
Short-term investments	1,126,548	1,515,702
Prepaid expenses and other current assets	892,235	786,067
Total current assets	2,577,419	2,582,859
Restricted cash and cash equivalents	211,786	109,368
Restricted investments	837,291	1,027,506
Other investments	39,870	26,390
Property and equipment, net	465,844	313,402
Operating lease right of use assets	98,202	135,213
Intangible assets, net	59,515	76,208
Goodwill	257,791	261,582
Other assets	16,749	23,903
Total assets	$4,564,467	$4,556,431
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$72,282	$107,801
Insurance reserves	1,337,868	1,417,350
Accrued and other current liabilities	1,508,855	1,561,609
Operating lease liabilities — current	42,556	45,803
Total current liabilities	2,961,561	3,132,563
Operating lease liabilities	134,102	176,356
Long-term debt, net of current portion	839,362	803,207
Other liabilities	87,924	55,637
Total liabilities	4,022,949	4,167,763

Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of December 31, 2023 and December 31, 2022; no shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of December 31, 2023 and December 31, 2022; 391,239,046 and 361,552,359 Class A shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively; 100,000,000 Class B shares authorized as of December 31, 2023 and December 31, 2022; 8,566,629 and 8,602,629 Class B shares issued and outstanding, as of December 31, 2023 and December 31, 2022	4	4
Additional paid-in capital	10,827,378	10,335,013
Accumulated other comprehensive income (loss)	(4,949)	(5,754)
Accumulated deficit	(10,280,915)	(9,940,595)
Total stockholders’ equity	541,518	388,668
Total liabilities and stockholders’ equity	$4,564,467	$4,556,431

Lyft, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Year Ended December 31,
	2023	2022	2021
Revenue	$4,403,589	$4,095,135	$3,208,323
Costs and expenses
Cost of revenue	2,543,954	2,435,736	1,702,317
Operations and support	427,239	443,846	402,233
Research and development	555,916	856,777	911,946
Sales and marketing	481,004	531,512	411,406
General and administrative	871,080	1,286,180	915,638
Total costs and expenses	4,879,193	5,554,051	4,343,540
Loss from operations	(475,604)	(1,458,916)	(1,135,217)
Interest expense	(26,223)	(19,735)	(51,635)
Other income (expense), net	170,123	(99,988)	135,933
Loss before income taxes	(331,704)	(1,578,639)	(1,050,919)
Provision for (benefit from) income taxes	8,616	5,872	11,225
Net loss	$(340,320)	$(1,584,511)	$(1,062,144)
Net loss per share, basic and diluted	$(0.88)	$(4.47)	$(3.17)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	385,335	354,731	334,724
Stock-based compensation included in costs and expenses:
Cost of revenue	$30,170	$44,132	$39,491
Operations and support	15,468	25,442	24,083
Research and development	214,160	391,983	414,324
Sales and marketing	29,682	49,867	38,243
General and administrative	195,053	239,343	208,419

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities
Net loss	$(340,320)	$(1,584,511)	$(1,062,144)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	116,513	154,798	139,347
Stock-based compensation	484,533	750,767	724,560
Amortization of premium on marketable securities	117	2,955	4,100
Accretion of discount on marketable securities	(68,125)	(23,245)	(1,513)
Amortization of debt discount and issuance costs	2,877	2,823	35,575
(Gain) loss on sale and disposal of assets, net	(11,278)	(60,655)	5,538
Gain on divestiture	—	—	(119,284)
Impairment of non-marketable equity security	—	135,714	—
Other	(4,261)	23,592	3,321
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(86,922)	(275,945)	(207,046)
Operating lease right-of-use assets	20,046	96,317	61,301
Accounts payable	(41,079)	(27,215)	47,080
Insurance reserves	(79,482)	348,721	81,564
Accrued and other liabilities	(75,571)	262,358	234,212
Lease liabilities	(15,292)	(43,759)	(48,332)
Net cash used in operating activities	(98,244)	(237,285)	(101,721)
Cash flows from investing activities
Purchases of marketable securities	(3,288,659)	(4,049,515)	(3,801,736)
Purchase of non-marketable security	—	—	(5,000)
Purchases of term deposits	(3,539)	(13,586)	(458,021)
Proceeds from sales of marketable securities	452,465	676,854	513,009
Proceeds from maturities of marketable securities	3,481,042	3,308,664	3,259,221
Proceeds from maturities of term deposits	8,539	395,092	675,481
Purchases of property and equipment and scooter fleet	(149,819)	(114,970)	(79,176)
Cash paid for acquisitions, net of cash acquired	1,630	(146,334)	3
Sales of property and equipment	92,594	129,840	42,543
Proceeds from divestiture	—	—	122,688
Other	5,500	—	(2,000)
Net cash provided by investing activities	599,753	186,045	267,012
Cash flows from financing activities
Repayment of loans	(72,484)	(67,639)	(44,446)
Proceeds from exercise of stock options and other common stock issuances	10,993	21,655	33,822
Taxes paid related to net share settlement of equity awards	(3,021)	(6,733)	(26,297)
Principal payments on finance lease obligations	(43,466)	(34,783)	(35,547)
Contingent consideration paid	(14,100)	—	—
Other	—	—	(2)
Net cash used in financing activities	(122,078)	(87,500)	(72,470)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	533	(631)	(113)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	379,964	(139,371)	92,708
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	391,822	531,193	438,485
End of period	$771,786	$391,822	$531,193

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022	2021
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$558,636	$281,090	$457,325
Restricted cash and cash equivalents	211,786	109,368	73,205
Restricted cash, included in prepaid expenses and other current assets	1,364	1,364	663
Total cash, cash equivalents and restricted cash and cash equivalents	$771,786	$391,822	$531,193

Supplemental disclosures of cash flow information
Cash paid for income taxes	9,425	10,723	5,865
Cash paid for interest	20,176	16,752	16,521

Non-cash investing and financing activities
Financed vehicles acquired	$127,095	$48,104	$56,830
Purchases of property and equipment, and scooter fleet not yet settled	4,505	31,534	12,214
Contingent consideration	—	15,000	—
Right-of-use assets acquired under finance leases	79,102	11,428	26,640
Right-of-use assets acquired under operating leases	3,795	498	7,148
Remeasurement of finance and operating lease right of use assets	(10,582)	(321)	58
Purchase of non-marketable securities	—	—	64,756

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended			Year Ended December 31,
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	2023	2022
Adjusted EBITDA

Net loss	$(26.3)	$(12.1)	$(588.1)	$(340.3)	$(1,584.5)
Adjusted to exclude the following:
Interest expense(1)	9.7	7.3	5.6	29.7	20.8
Other income, net(2)	(45.4)	(34.4)	(15.5)	(170.1)	100.0
Provision for (benefit from) income taxes	3.2	0.1	2.4	8.6	5.9
Depreciation and amortization	31.2	29.5	58.0	116.5	154.8
Stock-based compensation	91.7	98.5	199.4	484.5	750.8
Payroll tax expense related to stock-based compensation	1.6	1.9	1.9	12.5	17.0
Net amount from claims ceded under the Reinsurance Agreement(3)(4)	—	—	—	—	18.5
Sublease income	1.1	1.2	1.5	4.8	11.6
Costs related to acquisitions and divestitures(5)	—	—	—	—	2.3
Restructuring charges(6)(7)(8)	—	—	86.6	76.2	86.6
Adjusted EBITDA	$66.6	$92.0	$(248.3)	$222.4	$(416.5)
Gross Bookings	$3,724.3	$3,554.1	$3,191.0	$13,775.2	$12,057.3
Net loss as a percentage of Gross Bookings	(0.7%)	(0.3%)	(18.4%)	(2.5%)	(13.1%)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	1.8%	2.6%	(7.8%)	1.6%	(3.5%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $1.2 million, $1.1 million and $0.4 million related to the interest component of vehicle related finance leases in the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively, and $3.4 million and $1.1 million related to the interest component of vehicle related finance leases in the years ended December 31, 2023 and 2022, respectively.
(2) Includes a $135.7 million impairment charge related to a non-marketable equity investment and other assets in the third quarter of 2022.
(3) In the second quarter of 2022, we recorded a $36.8 million gain recognized in cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(4) Reflects $55.3 million on the statement of operations in 2022 associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(5) Includes third-party costs incurred related to our acquisition of PBSC Urban Solutions (“PBSC”), which closed on May 17, 2022 as well as adjustments to the contingent consideration related to our acquisition of PBSC.
(6) In the second quarter of 2023, we incurred restructuring charges of $46.6 million of severance and other employee costs and $5.7 million in impairment charges, fixed asset write-offs and other costs. Restructuring related charges for stock-based compensation of $9.7 million, accelerated depreciation of $0.7 million and payroll tax expense related to stock-based compensation of $0.6 million are included on their respective line items. These charges were related to the restructuring plan announced in April 2023.
(7) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs and $19.6 million related to right-of-use asset impairments and other costs due to ongoing transformational initiatives. In addition, restructuring related charges for accelerated depreciation of $0.3 million and stock-based compensation of $0.2 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.
(8) In the fourth quarter of 2022, we incurred restructuring charges of $29.2 million of severance and other employee costs and $57.4 million related to lease impairments and other restructuring costs. In addition, restructuring-related charges for accelerated depreciation of $23.9 million, stock-based compensation of $9.5 million and payroll taxes related to stock-based compensation of $0.3 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended			Year Ended December 31,
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	2023	2022
Adjusted Net Income

Net loss	$(26.3)	$(12.1)	$(588.1)	$(340.3)	$(1,584.5)
Adjusted to exclude the following:
Amortization of intangible assets	4.1	4.0	5.5	16.8	18.4
Stock-based compensation expense	91.7	98.5	199.4	484.5	750.8
Payroll tax expense related to stock-based compensation	1.6	1.9	1.9	12.5	17.0
Net amount from claims ceded under the Reinsurance Agreement(1)(2)	—	—	—	—	18.5
Costs related to acquisitions and divestitures(3)	—	—	—	—	2.3
Restructuring charges(4)(5)(6)	—	—	110.5	77.2	110.5
Impairment of non-marketable equity security(7)	—	—	—	—	135.7
Adjusted Net Income (Loss)	$71.1	$92.3	$(270.8)	$250.7	$(531.4)
_______________
(1) In the second quarter of 2022, we recorded a $36.8 million gain recognized in cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(2) Reflects $55.3 million on the statement of operations in 2022 associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(3) Includes third-party costs incurred related to our acquisition of PBSC, which closed on May 17, 2022 as well as adjustments to the contingent consideration related to our acquisition of PBSC.
(4) In the second quarter of 2023, we incurred restructuring charges of $46.6 million of severance and other employee costs, $5.7 million in impairment charges, fixed asset write-offs and other costs and $0.7 million of accelerated depreciation. Restructuring related charges for stock-based compensation of $9.7 million and payroll tax expense related to stock-based compensation of $0.6 million are included on their respective line items. These charges were related to the restructuring plan announced in April 2023.
(5) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs, $19.6 million related to right-of-use asset impairments and other costs and $0.3 million related to accelerated depreciation of certain fixed assets due to ongoing transformational initiatives. In addition, restructuring related charges for the stock-based compensation of $0.2 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.
(6) In the fourth quarter of 2022, we incurred restructuring charges of $29.2 million of severance and other employee costs and $57.4 million related to lease impairments and other restructuring costs and $23.9 million related to accelerated depreciation of certain fixed assets. In addition, restructuring-related charges for stock-based compensation of $9.5 million and payroll taxes related to stock-based compensation of $0.3 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.
(7) In the third quarter of 2022, we recorded $135.7 million in impairment charges related to a non-marketable equity investment and other assets in the third quarter of 2022.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Year Ended December 31,
	2023	2022	2021
Free cash flow

Net cash provided by (used in) operating activities	$(98.2)	$(237.3)	$(101.7)
Less: purchases of property and equipment and scooter fleet	(149.8)	(115.0)	(79.2)
Free cash flow	$(248.1)	$(352.3)	$(180.9)

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.